SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)              September 26, 2002
                                                              ------------------


                                  CERBCO, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                                    Delaware
--------------------------------------------------------------------------------
                 (State or other jurisdiction of incorporation)


               0-16749                                   54-1448835
--------------------------------------    --------------------------------------
      (Commission File Number)               (IRS Employer Identification No.)



3421 Pennsy Drive, Landover, Maryland                    20785-1608
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(Address of principal executive offices)                 (Zip Code)



                          Registrant's telephone number
                              including area code:
                              (301) 773-1784 (tel)
                              (301) 322-3041 (fax)


                                      None
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5.  Other Events.

     See press release of the registrant dated September 26, 2002 attached hereto.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 27, 2002                       CERBCO, Inc.
                                                --------------------------------
                                                (Registrant)



                                                By:/s/ Robert W. Erikson
                                                --------------------------------
                                                Robert W. Erikson
                                                President

                                                                  PRESS RELEASE
                                                          For Immediate Release



                       CERBCO REPORTS RESULTS FOR FY 2002

     LANDOVER, MD, September 26, 2002 - CERBCO, Inc. [OTC: CERB] reported a consolidated net loss of -$1,436,449 (-$0.97 per share) on sales of $18.2 million for the fiscal year ended June 30, 2002. In the previous fiscal year, the Company reported a consolidated net loss of -$440,577 (-$0.30 per share) on sales of $23.2 million.

                         CONSOLIDATED FINANCIAL SUMMARY

                                                   Three Months Ended June 30             Years Ended June 30
                                                  -------------- --------------      -------------- --------------
                                                       2002            2001               2002           2001
                                                       ----            ----               ----           ----

Sales                                               $3,219,037    $ 4,778,690         $18,152,666    $23,206,207
                                                    ===========   ===========         ============   ============

Net Earnings (Loss)                                 $ (683,136)   $   573,631         $(1,436,449)   $  (440,577)
                                                    ===========   ===========         ============   ============

Basic and Diluted Earnings (Loss) per Share         $    (0.46)   $      0.38         $     (0.97)   $     (0.30)
                                                    ===========   ===========         ============   ============

Basic and Diluted  Weighted  Average  Shares
Outstanding                                          1,482,956      1,482,956           1,482,956      1,482,956

     The Company attributed its unfavorable results for the fiscal year ended June 30, 2002 primarily to four factors: (1) the unfavorable results of Insituform East, the Company's majority-controlled subsidiary and only operating segment, (2) significant decreases in the cash surrender values of insurance policies funding the parent company's supplemental retirement plan; (3) costs incurred in connection with a proposed recapitalization transaction; and (4) a decrease in investment income resulting from a decline in interest rates. Insituform East recognized a consolidated net loss of -$1,407,491 on sales of $18.2 million, which contributed a loss of -$552,739 (39.3%) to CERBCO in fiscal year 2002. Cash surrender values of the life insurance policies funding CERBCO's supplemental retirement plan decreased approximately $467,000 in fiscal year 2002, primarily due to decreases in the values of the underlying investments. The Company incurred approximately $458,000 in costs in connection with a proposed recapitalization of CERBCO in fiscal year 2002, which proposed transaction was denied approval by insufficient affirmative vote of the
Company's Common Stock shareholders in May 2002. Interest earned on the Company's marketable securities decreased $396,000 in fiscal year 2002, primarily due to a decrease in the average rate of return on such investments from 6.8% in fiscal year 2001 to 4.8% in fiscal year 2002.

     The Company attributed Insituform East's unfavorable results in fiscal year 2002 almost entirely to operations and activities in the southeast region of the United States, a marketplace generally served by the Company's Midsouth Partners subsidiary outside of East's exclusively licensed Insituform process territories. As forward-looking information, the Company anticipates a reduced level of immediately workable backlog into the first few quarters of fiscal year 2003. Insituform East was not the low bidder on renewal work during fiscal year 2002 with its largest Insituform(R) process customer, a county government in the Washington, DC metropolitan area, and the loss of such significant work has had an immediate effect on the Company's workable backlog pending the procurement of replacement contracts. Additionally, the Company believes that prevailing price levels in the southeast region of the United States reflect a current oversupply of capacity in that marketplace. To adjust for these current and forward anticipated adverse business conditions, during the fourth quarter of fiscal year 2002 the Company implemented an indefinite suspension of its Midsouth Partners subsidiary operations and concurrently initiated a pre-emptive and aggressive cost reduction program in its licensed Insituform process territories.

     The Company's total backlog value of all uncompleted and multi-year contract awards was approximately $12.2 million at June 30, 2002 as compared to $15.3 million at June 30, 2001. The twelve-month backlog at June 30, 2002 was approximately $5.8 million as compared to $12.0 million at June 30, 2001. The total backlog value of all uncompleted and multi-year contracts at June 30, 2002 and 2001 includes work not estimated to be released and installed within twelve months, as well as potential work included in term contract awards which may or may not be fully ordered by contract expiration. While potentially helpful as a possible trend indicator, "total" and "twelve month" backlog figures at specific dates are not necessarily indicative of sales and earnings for future periods due to the irregular timing and receipt of major project awards including large, multi-year, menu-priced contracts with estimated but uncertain order quantities further subject to the specifics of individual work releases. On a week-to-week and month-to-month basis, the availability of often volatile "immediately workable" backlog most directly affects productivity, with such availability subject to unpredictable changes such as weather, customer-initiated delays and found variances in site conditions.

     In addition to immediately workable backlog, a primary factor affecting the Company's future performance remains the volatility of Insituform East's earnings as a function of sales volume at normal margins. Accordingly, because a substantial portion of Insituform East's costs are semi-fixed in nature, earnings can, at times, be severely reduced or eliminated during periods of either depressed sales at normal margins or material increases in discounted sales, even where total revenues may experience an apparent buoyancy or growth from the addition of discounted sales undertaken from time to time for strategic reasons. Conversely, at normal margins, increases in period sales typically leverage positive earnings significantly.

     This press release contains forward-looking statements, which are inherently subject to risks and uncertainties. The Company's future results could differ materially from those currently anticipated due to a number of factors, including, without limitation, the availability of immediately workable backlog, mix of work, weather, changes in interest rates and general economic conditions, legislative/regulatory changes and other factors set forth in reports and documents filed by the Company with the Securities and Exchange Commission from time to time.

     CERBCO, Inc. [OTC:CERB] is a parent holding company with controlling interest in Insituform East, Inc. [NASDAQ:INEI] (excavationless sewer and pipeline rehabilitation).

                                      * * *
Contact:      Robert W. Erikson                   George Wm. Erikson
              President                           Chairman
              (301) 773-1784                      (301) 773-1784